EXHIBIT 21.1

                        SUBSIDIARY COMPANIES AND STATE OR
                          JURISDICTION OF INCORPORATION




 UNITED STATES -
 Atwood Drilling, Inc.                         Delaware                   100%
 Atwood Hunter Co.                             Delaware                   100%
 Atwood Management, Inc.                       Delaware                   100%
 Atwood Oceanics Management, LP                Delaware                   100%
 ATW Management, Inc.                          Delaware                   100%
 Atwood Deep Seas, Ltd.                        Texas                      100%
 FOREIGN -
 Atwood Oceanics Drilling Pty. Ltd.            Australia                  100%
 Atwood Oceanics Australia Pty Limited         Australia                  100%
 Atwood Oceanics Platforms Pty. Ltd.           Australia                  100%
 Atwood Oceanics Services Pty. Ltd.            Australia                  100%
 Atwood Oceanics West Tuna Pty. Ltd.           Australia                  100%
 Atwood Oceanics Pacific Limited               Cayman Islands, B.W.I.     100%
 Alpha Offshore Drilling Services              Cayman Islands, B.W.I.     100%
 Atwood Oceanics International Limited         Cayman Islands, B.W.I.     100%
 Swiftdrill Offshore Drilling Services         Cayman Islands, B.W.I.     100%
 Swiftdrill, Inc.                              Cayman Islands, B.W.I.     100%
 Atwood Oceanics Leasing Limited               Labuan                     100%
 Atwood Oceanics (M) Sdn Bhd                   Malaysia                   100%
 Clearways Offshore Drilling Sdn. Bhd.         Malaysia                   49%
 Drillquest (M) Sdn. Bhd.                      Malaysia                   100%
 PT Alpha Offshore Drilling                    Indonesia                  100%
 PT Pentawood Offshore Drilling                Indonesia                    80%
 Aurora Offshore Services Gmbh                 Germany                    100%
 Swiftdrill Nigeria Limited                    Nigeria                      60%
 Atwood Oceanics Services                      Singapore                  100%